Exhibit 2

DATED: 31 March 2010

Hickson Nederland BV

Hickson Investments Limited

Arch UK Biocides Limited

Arch Chemicals, Inc.

Arch Coatings UK Limited

Hickson Limited

Sherwin-Williams UK Coatings Limited

The Sherwin-Williams Company

Sherwin-Williams Coatings S.à r.l.

and

Arch Coatings France, S.A.

Sherwin-Williams Italy Holding S.r.l.

Sherwin-Williams France Coatings SAS

DEED OF ADHERENCE AND AMENDMENT

in relation to the agreement dated 17 February 2010

relating to the sale and purchase of shares and assets

comprising the Industrial Wood Coatings Business

Slaughter and May

One Bunhill Row

London

EC1Y 8YY

(RDD/WSW/GSL)

CD100690057 GSL

DEED OF ADHERENCE AND AMENDMENT

THIS DEED is made on 31 March 2010

BETWEEN

1.	HICKSON NEDERLAND BV having its address at Saltshof 1004, 6604 EA Wijchen, Netherlands (registered at the Dutch trade and companies register with the number 33176841);

2.	HICKSON INVESTMENTS LIMITED whose registered office is at Wheldon Road, Castleford, West Yorkshire, WF10 2JT (registered number 01940913);

3.	ARCH UK BIOCIDES LIMITED whose registered office is at Wheldon Road, Castleford, West Yorkshire, WF10 2JT (registered number 04987690);

4.	ARCH CHEMICALS, INC. whose registered office is at CT Corporation System, 4701 Cox Road, Suite 301, Glen Allen, Virginia, 23060;

5.	ARCH COATINGS UK LIMITED whose registered office is at A1 Business Park, Knottingley, West Yorkshire, WF11 OBU (registered number 02274789);

6.	HICKSON LIMITED whose registered office is at Wheldon Road, Castleford, West Yorkshire, WF10 2JT (registered number 00328747);

7.	SHERWIN-WILLIAMS UK COATINGS LIMITED whose registered office is at Thorncliffe Park, Chapeltown, Sheffield S35 2YP (registered number 07148590);

8.	THE SHERWIN-WILLIAMS COMPANY of 101 West Prospect Avenue, N.W., Cleveland, Ohio 44115, U.S.A.;

9.	SHERWIN-WILLIAMS COATINGS S.À R.L., a société à responsabilité limitée, whose registered office is at 13-15, Avenue de la Liberté L-1931 Luxembourg, Grand Duchy of Luxembourg,

(together	the “Original Parties”);

10.	ARCH COATINGS FRANCE S.A. a société anonyme, whose registered office is at 28 Rue Jean Jaures, BP 16, 78132 Les Mureaux, France (registered at the Versailles company register with the number 582092037) (the “New Seller”);

11.	SHERWIN-WILLIAMS ITALY HOLDING S.R.L., whose registered office is at Via Turati 16/18, Milan, Italy, Italian Tax Code and number of enrolment at the Companies’ Registrar of Milan 06930700965 (the “New Italian Purchaser”); and

12.	SHERWIN-WILLIAMS FRANCE COATINGS SAS, a société par actions simplifiée, whose registered office is at 38, rue de Berri, Paris (75008), France (registered with the registry of commerce and companies of Paris under number 520 984 964) (the “New French Purchaser”),

(together the “New Parties”).

RECITALS

(A)	This Deed of Adherence and Amendment is supplemental to (a) an agreement relating to the sale and purchase of shares and assets comprising the Industrial Wood Coatings Business of the Arch Chemicals Group (such agreement, as it shall have been or may be amended or supplemented from time to time, the “Agreement”) and (b) an environmental covenant (such agreement, as it shall have been or may be amended or supplemented from time to time, the “Environmental Covenant”), each of which was entered into on 17 February 2010 by and between the Original Parties.

(B)	Pursuant to sub-clause 4.3 of the Agreement, the New Seller has decided to sell the French Asset Seller Business and therefore the parties have agreed to enter into this Deed of Adherence and Amendment to acknowledge that the New Seller should be treated as if it were the French Asset Seller for the purposes of the Agreement and a Seller for the purposes of the Environmental Covenant on the terms set out herein.

(C)	The US Purchaser has nominated the New Italian Purchaser to be the Italian Purchaser for the purposes of the Agreement and the Environmental Covenant and therefore the parties have agreed to enter into this Deed of Adherence and Amendment to confirm that the New Italian Purchaser should be treated as if it were the Italian Purchaser for the purposes of the Agreement and the Environmental Covenant on the terms set out herein.

(D)	The US Purchaser has nominated the New French Purchaser to be the French Purchaser for the purposes of the Agreement and the Environmental Covenant and therefore the parties have agreed to enter into this Deed of Adherence and Amendment to confirm that the New French Purchaser should be treated as if it were the French Purchaser for the purposes of the Agreement and the Environmental Covenant on the terms set out herein.

(E)	The Original Parties and the New Parties also wish to amend the Agreement on the terms set out herein.

1.	INTERPRETATION

1.1	Capitalised terms and expressions used in this Deed of Adherence and Amendment and not otherwise defined shall have the meanings given to them in the Agreement.

1.2	Sub-clause 1.2 (Interpretation) of the Agreement applies to this Deed of Adherence and Amendment.

1.3	This Deed of Adherence and Amendment is supplemental to and amends the Agreement.

2.	ADHERENCE OF NEW PARTIES

2.1	Pursuant to sub-clause 4.3(C)(ii) of the Agreement, the New Seller agrees to adhere to, be bound by and comply with:

(A)	the provisions of the Agreement (including, without limitation, clause 20.1) that are stated to apply to the French Asset Seller in all respects as if it had been an original party to the Agreement and named therein as the French Asset Seller; and

(B)	the provisions of the Environmental Covenant in all respects as if it had been an original party to the Environmental Covenant and named therein as a Seller.

2.2	Pursuant to sub-clause 12.4 of the Agreement, the New French Purchaser:

(A)	agrees to adhere to, be bound by and comply with the provisions of the Agreement and the Environmental Covenant in all respects as if it had been an original party to each of the Agreement and the Environmental Covenant and had been named in each as the French Purchaser; and

(B)	warrants to each Seller that each of the warranties set out in clause 22 of the Agreement is accurate at the date of this Deed of Adherence and Amendment on the basis that each reference to a “Purchaser” in those warranties is a reference to itself and each reference to “this Agreement” in those warranties is a reference to this Deed of Adherence and Amendment and the Agreement.

2.3	Pursuant to sub-clause 12.5 of the Agreement, the New Italian Purchaser:

(A)	agrees to adhere to, be bound by and comply with the provisions of the Agreement and the Environmental Covenant in all respects as if it had been an original party to each of the Agreement and the Environmental Covenant and had been named in each as the Italian Purchaser; and

(B)	warrants to each Seller that each of the warranties set out in clause 22 of the Agreement is accurate at the date of this Deed of Adherence and Amendment on the basis that each reference to a “Purchaser” in those warranties is a reference to itself and each reference to “this Agreement” in those warranties is a reference to this Deed of Adherence and Amendment and the Agreement.

2.4	Each of the Original Parties, the New Seller, the New French Purchaser and the New Italian Purchaser confirms and agrees that:

(A)	the provisions of the Agreement shall apply in all respects as if:

(i)	the New Seller were an original party to the Agreement and named therein as the French Asset Seller;

(ii)	the New French Purchaser were an original party to the Agreement and named therein as the French Purchaser;

(iii)	the New Italian Purchaser were an original party to the Agreement and named therein as the Italian Purchaser;

(B)	the provisions of the Environmental Covenant shall apply in all respects as if:

(i)	the New Seller were an original party of the Environmental Covenant and named therein as a Seller;

(ii)	the New French Purchaser were an original party to the Environmental Covenant and named therein as the French Purchaser; and

(iii)	the New Italian Purchaser were an original party to the Environmental Covenant and named therein as the Italian Purchaser.

3.	AMENDMENT OF AGREEMENT

3.1	Each of the Original Parties and the New Parties agree that, with effect from this Deed:

(A)	Clause 1.1 of the Agreement shall be amended as follows:

(i)	the definition of “Accounts” shall be amended by replacing the words “document 02-A-74” with the words “document 02-A-24”;

(ii)	the definition of “Component Assets” shall be amended by replacing the words “sub-paragraph 1.8” with the words “sub-paragraph 1.12”; and

(iii)	the definition of “ACI” shall be amended by replacing the words, “The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware 1980” with the words “CT Corporation System, 4701 Cox Road, Suite 301, Glen Allen, Virginia, 23060”.

(B)	Clause 8.7 shall be amended by replacing the words “disclosure 62” with the words “disclosure 72” in the last line thereof.

(C)	Clause 12.1 shall be amended such that sub-paragraph (A) becomes clause 12.2(A), and sub-paragraph (B) becomes clause 12.2(B).

(D)	Clause 18 shall be amended as follows:

(i)	Clause 18.1 shall be amended by inserting the words “or pending” immediately after the words “if any claim is made” in the first line thereof;

(ii)	Clause 18.1 shall be amended by adding a new clause 18.1(C) immediately after clause 18.1(B) as follows:

“(C)	against any member of the Retained Group (for the purposes of such Conduct Claim and this clause 18, the member of the Retained Group being the “Defendant Party”) in respect of any Excluded Asset Sellers Liability in which case, for the purposes of such Conduct Claim and this clause 18, the Sellers’ Representative shall be the “Conduct Party” and the Purchasers’ Representative shall be the “Defendant Representative”,”

(iii)	Clause 18.1(a) shall be amended by inserting the words “save in the case of a Conduct Claim brought against any member of the Retained Group in respect of an Excluded Asset Seller Liability,” immediately prior to the words “the Defendant Party” in the first line thereof;

(iv)	Clause 18.1(b) shall be amended by inserting the words “, save in the case of a Conduct Claim brought against any member of the Retained Group in respect of an Excluded Asset Seller Liability,” immediately after the word “and” in the third line thereof;

(v)	Clause 18.1(b) shall be further amended by inserting the word “to” immediately after the words “(the “Nominated Conduct Party”)”

(vi)	Clause 18.1(c) shall be amended by replacing the words “the Defendant Party” in the first line thereof with the words “each member of the Defendant Representative’s Group”;

(vii)	Clause 18.1(d) shall be amended by replacing the words “sub-clause 18.1(B)(iii)(c)” in the third line thereof with the words “sub-clause 18.1(c)”;

(viii)	Clause 18.1(e) shall be amended by replacing the words “sub-clause 18.1(B)(iii)(e)” in the last line thereof with the words “sub-clause 18.1(e)”;

(ix)	Clause 18.1(f) shall be amended by deleting the words “the Defendant Party and” from the first line thereof, and by replacing the words “Defendant Party’s Group” in the second line thereof with the words “Defendant Representative’s Group”;

(x)	Clause 18.1(g) shall be amended by inserting the words “, save in the case of a Conduct Claim brought against any member of the Retained Group in respect of an Excluded Asset Seller Liability,” immediately after the word “and” in the first line thereof;

(xi)	Clause 18.1(g)(2) shall be amended by replacing the words “Defendant Party’s Group” in the second line thereof with the words “Defendant Representative’s Group”;

(xii)	Clause 18.1(g) shall be further amended by replacing the words “Defendant Party” in the penultimate line thereof with the words “each member of the Defendant Representative’s Group”;

(xiii)	Clause 18.1(g) shall be further amended by replacing the words “sub-clause 18.1(B)(iii)(g)” in the last line thereof with the words “sub-clause 18.1(g)”;

(xiv)	Clause 18.1(h) shall be amended by inserting the words “save in the case of a Conduct Claim brought against any member of the Retained Group in respect of an Excluded Asset Seller Liability,” immediately prior to the words “the Conduct Party” in the first line thereof; and

(xv)	Clause 18.1(i) shall be deleted in its entirety and replaced with the words:

“(i)	the Defendant Representative shall not, and shall ensure that every member of the Defendant Representative’s Group (including, except in the case of a Conduct Claim brought against any member of the Retained Group in respect of an Excluded Asset Seller Liability, the Defendant Party) shall not, admit liability in respect of, or compromise or settle, the Conduct Claim with any person, body or authority in relation to such matter;”.

(E)	Paragraph 27 of Part A of Schedule 2 of the Agreement shall be amended by replacing the opening words “provide to the Purchasers’ Representative” with the words “make available to the Purchasers’ Representative at the offices of the relevant Asset Seller, other member of the Retained Group or their agents,”.

(F)	Paragraph 28 of Part A of Schedule 2 shall be deleted in its entirety and replaced with the words:

“direct that the portion of the Initial Price corresponding to the amount allocated to the French Asset Seller Business and paid at Completion by the French Purchaser or the Purchasers’ Representative be paid into an account to be held in escrow on the terms and conditions set forth in the French Asset Transfer Agreement.

(G)	Paragraph 1 of Part B of Schedule 2 of the Agreement shall be amended by replacing the words “paid by cheque and remitted to the French legal advisor of Arch Coatings France S.A., such cheque to be placed in escrow” with the words “paid by way of wire transfer into an account to be held in escrow”.

(H)	Schedule 7 of the Agreement shall be amended as follows:

(i)	the words “12 months” in paragraph (G) shall be replaced with “36 months”;

(ii)	the words “12 months” in paragraph (H) shall be replaced with “36 months”; and

(iii)	the words “12 months” in paragraph (I) shall be replaced with “36 months”.

3.2	Save as set out in sub-clause 2.4(A), sub-clause 2.4(B) and clause 3.1 of this Deed of Adherence and Amendment, the Agreement and the Environmental Covenant shall remain in full force and effect in accordance with and subject to their respective terms.

4.	FURTHER PROVISIONS

4.1	Clause 33 (Remedies and waivers), clause 34 (Assignment), clause 37 (Notices), clause 38 (Announcements), clause 39 (Confidentiality), clause 40 (Costs and expenses), clause 41 (Counterparts), clause 42 (Invalidity), clause 43 (Contracts (Rights of Third Parties) Act 1999), clause 44 (Choice of governing law), clause 45 (Jurisdiction of the Agreement) and clause 46 (Agents for Service) of the Agreement apply to this Deed mutatis mutandis as if set out in full herein and as if references to “this Agreement” were to “this Deed”.

IN WITNESS whereof, this Deed of Adherence and Amendment has been duly executed and delivered as a deed on the date first appearing above.

EXECUTED and DELIVERED as a Deed by

ARCH COATINGS FRANCE S.A. acting by:

Graham Buchan who, in accordance with the laws of the territory in which Arch Coatings France S.A. is incorporated, is acting under the authority of Arch Coatings France S.A.

/s/ Graham Buchan Authorised Signatory

EXECUTED and DELIVERED as a Deed by

HICKSON NEDERLAND BV acting by:

Sarah A. O’Connor who, in accordance with the laws of the territory in which Hickson Nederland BV is incorporated, is acting under the authority of Hickson Nederland BV.

/s/ Sarah A. O’Connor Authorised Signatory

EXECUTED and DELIVERED as a Deed by HICKSON INVESTMENTS LIMITED acting by its duly appointed attorney/a director: Sarah A. O’Connor	/s/ Sarah A. O’Connor
(Signature of attorney/director)

in the presence of a witness:

Witness signature:	/s/ Joseph P. Lacerenza

EXECUTED and DELIVERED as a Deed by ARCH UK BIOCIDES LIMITED acting by its duly appointed attorney/a director: Sarah A. O’Connor	/s/ Sarah A. O’Connor
(Signature of attorney/director)

in the presence of a witness:

Witness signature:	/s/ Joseph P. Lacerenza

EXECUTED and DELIVERED as a Deed by

ARCH CHEMICALS, INC acting by:

Joseph Shaulson who, in accordance with the laws of the territory in which Arch Chemicals, Inc is incorporated, is acting under the authority of Arch Chemicals, Inc.

/s/ Joseph Shaulson Authorised Signatory

EXECUTED and DELIVERED as a Deed by ARCH COATINGS UK LIMITED acting by its duly appointed attorney/a director: Sarah A. O’Connor	/s/ Sarah A. O’Connor
(Signature of attorney/director)

in the presence of a witness:

Witness signature:	/s/ Joseph P. Lacerenza

EXECUTED and DELIVERED as a Deed by HICKSON LIMITED acting by its duly appointed attorney/a director: Sarah A. O’Connor	/s/ Sarah A. O’Connor
(Signature of attorney/director)

in the presence of a witness:

Witness signature:	/s/ Joseph P. Lacerenza

EXECUTED and DELIVERED as a Deed by SHERWIN-WILLIAMS UK COATINGS LIMITED acting by its duly appointed attorney/a director: Timothy A. Knight	/s/ Timothy A. Knight
(Signature of attorney/director)

in the presence of a witness:

Witness signature:	/s/ Lynn S. Merkle

EXECUTED and DELIVERED as a Deed by

THE SHERWIN-WILLIAMS COMPANY acting by:

Timothy A. Knight who, in accordance with the laws of the territory in which The Sherwin-Williams Company is incorporated, is acting under the authority of The Sherwin-Williams Company.

/s/ Timothy A. Knight Authorised Signatory

EXECUTED and DELIVERED as a Deed by

SHERWIN-WILLIAMS COATINGS S.À.R.L.

acting by:

Timothy A. Knight who, in accordance with the laws of the territory in which Sherwin-Williams Coatings S.à.r.l. is incorporated, is acting under the authority of Sherwin-Williams Coatings S.à.r.l.

/s/ Timothy A. Knight Authorised Signatory

EXECUTED and DELIVERED as a Deed by

SHERWIN-WILLIAMS ITALY HOLDING S.R.L.

acting by:

Timothy A. Knight who, in accordance with the laws of the territory in which Sherwin-Williams Italy Holding S.R.L. is incorporated, is acting under the authority of Sherwin-Williams Italy Holding S.R.L.

/s/ Timothy A. Knight Authorised Signatory

EXECUTED and DELIVERED as a Deed by

SHERWIN-WILLIAMS FRANCE COATINGS SAS

acting by:

Timothy A. Knight who, in accordance with the laws of the territory in which Sherwin-Williams France Coatings SAS is incorporated, is acting under the authority of Sherwin-Williams France Coatings SAS.

/s/ Timothy A. Knight Authorised Signatory